EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             As of February 1, 1999

                                                                                                      Percentage Of
                                                                                                       Voting Stock
                                                                                                         Owned Or
                                                                          Place of                     Controlled By
                Name                                                    Incorporation                 The Registrant
                ----                                                    -------------                 --------------

Whitman Corporation (Registrant)                                           Delaware
   Pepsi-Cola General Bottlers, Inc.                                       Delaware                          100%
     Algonquin Leasing, Inc.                                               Delaware                          100
     Globe Transport, Inc.                                                 Delaware                          100
     Genadco Advertising Agency, Inc.                                      Illinois                          100
     General Bottlers, Inc.                                                Delaware                          100
     Iowa Vending, Inc.                                                    Delaware                          100
     Marquette Bottling Works, Inc.                                        Michigan                          100
     Northern Michigan Vending, Inc.                                       Michigan                          100
     PCGB, Inc.                                                            Illinois                          100
     Pepsi-Cola General Bottlers of Wisconsin, Inc.                        Wisconsin                         100
     Pepsi-Cola General Bottlers of Indiana, Inc.                          Delaware                          100
     Pepsi-Cola General Bottlers of Iowa, Inc.                             Iowa                              100
     Pepsi-Cola General Bottlers of Ohio, Inc.                             Delaware                          100
     GB International, Inc.                                                Delaware                          100
     General Bottlers Sp.zo.o                                              Poland                            100
     PepsiCo Trading, Sp.zo.o                                              Poland                            100
     Zrodlo Pniewy, Sp.zo.o                                                Poland                            100
     Pepsi-Cola CR SPOL s.r.o.                                             Czech Republic                    100
     Pepsi-Cola SR s.r.o.                                                  Republic of Slovakia              100
     General Bottlers of Hungary, Inc.                                     Hungary                           100
     Pepsi-Cola General Bottlers Kft                                       Hungary                           100
     GB Slovak LLC                                                         Delaware                          100
     GB Czech LLC                                                          Delaware                          100
     Toma Holdings, a.s.                                                   Czech Republic                    100
     Toma s.r.o.                                                           Czech Republic                    100
     Toma-Kojenecka voda s.r.o.                                            Czech Republic                    100
     Toma-Napoje s.r.o.                                                    Czech Republic                    100
     Toma Trade, spol. s.r.o.                                              Czech Republic                    100
   Illinois Center Corporation                                             Delaware                          100
   Mid-America Improvement Corporation                                     Illinois                          100
   South Properties, Inc.                                                  Illinois                          100
   Whitman Insurance Co., Ltd.                                             Vermont                           100
   Whitman Leasing, Inc.                                                   Delaware                          100


     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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